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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 27, 2000

                             PENN-AKRON CORPORATION
             (Exact name of Registrant as Specified in its Charter)


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
         NEVADA                                  0-12597                             11-1843262
(State or other jurisdiction of        (Commission File Number)        (I.R.S. Employer Identification No.)
incorporation or organization)
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                             3455 PEACHTREE ROAD, NE
                                    5TH FLOOR
                             ATLANTA, GEORGIA 30326
                                 (404) 995-7026

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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Item 5.  Other Events

         I. On October 13, 2000, Penn-Akron Corporation ("Penn-Akron"), entered into a Transaction Agreement whereby Penn-Akron purchased substantially all of the assets of Children's Heroes.com, Inc., a Nevada corporation
("Children's Heroes"). The aggregate purchase price for the assets of Children's
Heroes is equal to 235,000 shares of Penn-Akron's common stock, par value $.01 per share, which was issued by Penn-Akron to Children's Heroes on October 27, 2000, the closing date of the transaction. Additionally, Penn-Akron has issued approximately 1,260,750 shares of Penn-Akron's common stock to certain creditors of Children's Heroes, Inc., a Washington corporation, and an affiliate of Children's Heroes, in consideration for Penn-Akron becoming a beneficiary of certain releases provided by the creditors to Children's Heroes. With the purchase of Children's Heroes, Penn-Akron intends to deploy a nation-wide grass roots and on-line marketing system to revolutionize K-12 fund raising and E-learning. Children's Heroes will generate revenue through a subscription and transaction based business model by enrolling local and Internet merchants as well as school/youth sports parents in our proprietary card registration program. While the merchants provide loyalty rebates, the parents shop at those merchants to earn dollars for the school, the classroom, as well as specially designed student college funds. In addition, through its partnership with AT&T
(NYSE: T), InfoSpace, Inc. (NASDAQ: INSP), N2H2, Inc. (NASDAQ: NTWO), Bidland
Systems and Frequent Friends, Children's Heroes will provide virtual ISP, filtered VISP Subscription, and portal access to facilitate and drive e-commerce fund raising.

         II.      In August 2000, Arthur Andersen, LLP, began an audit of the
Metropolitan Regional Educational Service Agency ("MRESA"). The MRESA contract is currently funded by the Schools & Library Division ("SLD") of the Universal
Service Administrative Company. The audit is part of an ongoing program integrity process initiated by the SLD to insure that applicants to and vendors
(beneficiaries) of the E-rate program comply fully with all Federal
Communications Commission and SLD program guidelines, rules and regulations. A number of beneficiaries of the SLD program are audited annually. The determination of which beneficiaries are audited is done both randomly and based on the size of the beneficiary's award. As of the date of this report, the audit of MRESA is still in progress. Penn-Akron, as the service provider of the contract, is also being audited as part of this process. As of the date of this report, Penn-Akron has invoiced a total of $3,595,647.60 for services performed under our contract for Year 2 of this program to the SLD, with all invoices being approved by MRESA. As of the date of this report, $3,595,647.60 remains outstanding and unpaid by the SLD. We anticipate that payment from the SLD for past services performed by Penn-Akron will be forthcoming at the conclusion of the audit.

         III. On September 7, 2000, Lynxus, Inc. ("Lynxus"), one of our contractors, filed Civil Action No. 008872-1 ("Lynxus Suit") against Penn-Akron in the State Court of Fulton County, Georgia. The Lynxus Suit seeks $484,943.13 plus interest, costs, and attorney fees. On October 10, 2000, we filed our affirmative defenses, answer and counterclaim to the Lynxus Suit ("Penn-Akron
Counterclaim"). In the Penn-Akron Counterclaim, we deny liability to Lynxus, seek damages in excess of $3,300,000, plus payment of all costs, expenses and attorney fees. We have removed the case to federal court and discovery is just beginning at the time of this filing. Lynxus has failed to perform its obligations under its agreement with Penn-Akron, and has failed and refused to cure its default within the time permitted by the agreement and, therefore, we have formally terminated our agreement with Lynxus.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PENN-AKRON CORPORATION


Date: November 2, 2000                   /s/ Christopher J.S. Baker
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                                         By: Christopher J.S. Baker
                                             Chief Financial Officer